                                                                   EXHIBIT 10(c)

                         HEALTH CARE LIABILITY FACILITY
             CASUALTY FIRST THROUGH FOURTH CESSIONS EXCESS OF LOSS

                              FINAL PLACEMENT SLIP


COMPANY:         FPIC Insurance Group
                  a Florida corporation
                          and/or
                 Florida Physicians Insurance Company
                 A Florida corporation
                          and/or
                 any company now or hereafter affiliated with FPIC Insurance Group


PERIOD: Effective as to claims made, including prior acts, or losses occurring as respects General Liability only, on or after 12:01 a.m., Eastern Standard Time, January 1, 1997, on policies attaching from 12:01 a.m., Eastern Standard Time, January 1, 1997, to 12:01 a.m. Eastern Standard Time, January 1, 2000.

CANCELLATION:    At January 1, 1998, or January 1, 1999, by either party via 90 days notice by certified or registered mail.


EXPIRATION
AND
CANCELLATION
OPTIONS: At expiration or in the event of cancellation, each policy in force at the expiration or cancellation date will be run off until its cancellation, natural expiration, or next anniversary date, whichever first occurs. Alternatively, the Company may elect to have the Reinsurers' liability terminate on a cut-off basis as of the date of expiration or cancellation, and the Reinsurers will not be liable for any losses occurring and/or claims made on or after the expiration or cancellation date.




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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374




                 Regardless of the option chosen by the Company at expiration or cancellation, Reinsurers' liability will continue in the event any extended reporting period options are exercised in accordance with the Company's claims made policies and/or in the event the Company is bound by statute or regulation to continue coverage.

BUSINESS
COVERED: All business written and classified by the Company as Health Care Facility Liability Insurance, including General Liability written in conjunction with such business.

                 The duration of the Company's policies will not exceed 12 months plus odd time not exceeding 18 moths in all, and will contain a warranty to the effect that there have been no known incidents likely to give rise to a claim, other than those already reported to the Company.


DEFINITIONS:     "Claims made" as used in this Agreement will mean those claims first made against the insured during the policy period and occurring on or after the retroactive date, if any. The date on which a claim is made or reported will be understood to be the earlier of the date on which a written notice of claim is received by the Company, or a report by telephone is made to the Company by the insured or their representative.

                 "Retroactive date" as used in this Agreement will mean the date prescribed in the Company's policy, which is the earliest date losses can actually occur for which an insured can claim coverage.

                 "Extended reporting period" as used in this Agreement will mean a time period after a policy's termination date within which claims may be made with respect to occurrences happening between the original retroactive date, if any, and the original termination date of the policy.


EXCLUSIONS:      As attached.


TERRITORY:       To follow the Company's policies.





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374



RETENTION        First Layer
AND
LIMIT: $500,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                          $500,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                 Second Layer

                          $1,000,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                          $1,000,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                 Third Layer

                          $4,000,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                          $2,000,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                 Fourth Layer

                          $5,000,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                          $6,000,000 ultimate net loss each and every loss, each and every insured, each and every policy.





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374


PREMIUM
AND CEDING
COMMISSION:      The Company will pay the Reinsurers the following percentages
                 Of the gross written premium on all policies written or renewed with an effective date during the term of this
                 Agreement:

                 FIRST LAYER

        -------------------------------------------------------------------
                                           Counties of Dade,      Balance
                Location of Insured          Broward, and        of State
                                              Palm Beach
        -------------------------------------------------------------------
         Rate applied to gross written
         premium charged by the Com-
         pany for the first $500,000 of             27%            18%
         limit
        -------------------------------------------------------------------

                 SECOND THROUGH FOURTH LAYERS

        ----------------------------------------------------------------------------
                                                   Counties of Dade,        Balance
         Location of Insured                         Broward, and          of State
                                                      Palm Beach
        ----------------------------------------------------------------------------
         Rate applied to gross written
         premium charged by the Com-               Second:......25% .........15%
         pany for the first $1,000,000             Third:.......35% .........18%
         of limits or pro rata of these            Fourth:......26% .........11%
         rates if the policy limit exposes
         only part of a layer.
        ----------------------------------------------------------------------------

                 ALL LAYERS

                 25% flat ceding commission on gross written premium ceded.

OTHER
REINSURANCE:     Company permitted to purchase facultative reinsurance and to deduct the premium therefor; Company permitted to purchase





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374


                 other treaty reinsurance, and to deduct the premium therefor if it inures to the benefit of this Agreement.

FUNDING OF
RESERVES:        Letters of Credit required from unauthorized Reinsurers as respects outstanding case and bulk losses, expenses, recoverables, and unearned premium.

LOSS EXPENSE:    Pro rata in addition to the ultimate net loss.

DECLARATORY
JUDGMENT
EXPENSE: Included hereunder, whether or not a loss is sustained as a result of the action, as per the definition attached.

REPORTS
AND
REMITTANCES:     Reports and remittances within 60 days following the end of each quarter, to include all information required by Reinsurers for completion of their NAIC reports.


SPECIAL
ACCEPTANCES:     The Company may submit to the Reinsurers, for special
                 acceptance hereunder, business not covered by this Agreement.

                 The Company agrees to submit the following types of business for Special Acceptance hereunder (ALL FOUR AS RESPECTS GENERAL RE; 1, 3, AND 4 ONLY AS RESPECTS ZURICH RE (UK), UNIONAMERICA INSURANCE COMPANY AND CNA INTERNATIONAL REINSURANCE COMPANY LTD.):

                 1. Any SIR business or business with deductibles greater than $250,000.





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374



                 2. All risks involving hospitals producing more than $500,000 in premiums.

                 3. Any risk with a reported loss greater than $1,000,000 in any one year or a combined incurred loss ratio of more than 95 % for the preceding three years.

                 4. Business attaching in excess of insurance written by other carriers.

                          Furthermore, should the Company, by reason of an
                 inadvertent act, error, or omission, be bound to afford coverage, or should an existing insured extend its operations to include coverage for any of the above types of business, and special acceptance has not been obtained from Reinsurers, the Reinsurers will waive the requirement for Special Acceptance. The duration of said waiver will not extend beyond the time that notice of such coverage has been received by the responsible underwriting authority of the Company plus:

                 A. The minimum time period required thereafter for the Company to obtain special acceptance from the Reinsurers; or

                 B. If special acceptance is not granted by the Reinsurers, the minimum time period required thereafter for the Company to terminate such coverage.

                 If said business is accepted by the Reinsurers, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance. Any special acceptance business covered under the reinsurance agreement being replaced by this Agreement will be automatically covered hereunder.

                 Further, should Reinsurers become a party to this Agreement subsequent to the acceptance of any business not normally covered hereunder, they will automatically accept same as being a part of this Agreement.





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374


OTHER
PROVISIONS:      Reinsurers will be subject to terms, conditions,
                 interpretations, waivers, modifications, and alterations of the Company's policies that are the subject of this Agreement.

                 Access to Records Clause
                 Amendments Clause
                 Aon Re Inc. Intermediary Clause (NOT APPLICABLE TO GENERAL RE) Arbitration Clause - as attached
                 Delays, Errors, or Omissions Clause
                 Claims Review Clause
                 Correspondence and Payments Clause (APPLICABLE TO GENERAL
                   RE ONLY)
                 Excess of Original Policy Limits (90%)/Extra Contractual Obligations (90%) Clause - as attached.
                 Insolvency Clause
                 Loss Notices and Settlements Clause - as attached
                 Net Retained Liability Clause
                 Offset Clause (all Agreements)
                 Subrogation Clause
                 Service of Suit Clause (NMA 1998)
                 Ultimate Net Loss, Loss Expense, Declaratory Judgment
                 Expense - as attached

UNDERWRITING

         1. The maximum schedule credit that the Company will allow in respect of the base premiums to which the above rates will be applied will be 15% except as otherwise agreed by lead reinsurer, General Re.

         2.      The Minimum Premium amounts are:

                 $3,000        Acute Care Beds





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374




               $2,000           Clinics with no overnight beds and major surgery
               $2,000           Psychiatric Beds
               $2,000           Rehab Beds
               $  750           Clinics with no overnight beds and minor surgery
               $  750           Long Term Extended Care


INFORMATION:     Aon Fee for Gen Re:  5% ceded premium





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374




In accordance with your instructions, we have placed reinsurance with the Reinsurers listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the terms, conditions, or Reinsurers vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurer. Should you desire financial information regarding the Reinsurers listed hereon, please contact us and we will furnish it.

The Reinsurers' obligations under this Agreement are several and not joint and are limited solely to the extent of their individual participation. The Reinsurers are not responsible for the participation of any co-subscribing Reinsurer that for any reason does not satisfy all or part of its obligations.

DOMESTIC REINSURERS                              FIRST                SECOND              THIRD               FOURTH
-------------------                              LAYER                LAYER               LAYER               LAYER
                                                 -----                -----               -----               -----
General Reinsurance Corporation                  50.0000%             50.0000%            50.0000%            50.0000%
TIG Reinsurance Company                          10.9100%             10.9100%            10.91000%           10.9100%

Total Domestic Reinsurers:                       60.9100%             60.9100%            60.91000%           60.91000%

LONDON MARKETS THROUGH DENIS M. CLAYTON AND COMPANY LIMITED:
------------------------------------------------------------

LONDON COMPANIES:
-----------------
CNA International Reinsurance Company
   Limited                                       5.4800%              5.4800%             10.0300%            12.7500%
Hannover Ruckversicherungs-Aktiengesellschaft    5.4800%              5.4800%             5.0100%             6.3700%
Terra Nova Insurance Company Limited             0.7300%              0.7300%             0.6700%             0.8500%
Unionamerica Insurance Company Limited           5.4800%              5.4800%             10.0200%            6.3700%
Zurich Re (UK) Limited                           21.9200%             21.9200%            13.3600%            12.7500%

TOTAL LONDON COMPANIES                           39.0900%             39.0900%            39.0900%            39.0900%

Total Denis M. Clayton & Company Limited         39.0900%             39.0900%            39.0900%            39,0900%
Total Non-Domestic Companies                     39.0900%             39.0900%            39.0900%            39.0900%

TOTAL ALL PARTICIPANTS                           100.0000%            100.0000%           100.0000%           100.0000%





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374



Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip to Aon Re Inc., 201 California Street, Suite 900, San Francisco, California 94111.



ACCEPTED AND
APPROVED BY:                                         DATED:
             ---------------------------------------       -----------------
REFERENCE
NUMBER:
       -----------------------

(For processing purposes it is important that you provide your Company's reference number for this program.)





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374


                                 EXCLUSION LIST

No reinsurance indemnity will be afforded under this Agreement for:

         A. All liability of the Company arising, by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, fee, or other obligation in whole or in part.

         B. Reinsurance assumed by the Company other than inter-company reinsurance.

         C. Loss or liability excluded by the provisions of the Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. - attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association.

         D.      Managed Care Errors and Omissions insurance.





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374


                          LOSS NOTICES AND SETTLEMENTS

         The Company will advise the Reinsurers promptly of all losses reserved at $100,000 from the ground up, or that, in the opinion of the Company, may involve the Reinsurers under this Agreement, and of all subsequent developments pertaining thereto that may materially affect them as well; however, such losses will be reported to the Second and higher Layers only if a cession has been made to the Layer in question. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Agreement, provided the Company informs the Reinsurers of such omission promptly upon discovery.

         The Company will have the right to settle all claims under its policies. The settlements, provided they are within the terms of the Company's policies and of this Agreement, will be unconditionally binding on the Reinsurers in proportion to their participation in this Agreement. The Company will likewise, at its sole discretion, commence, continue, defend, or withdraw from actions, suits, or proceedings and generally handle all matters related to all claims and losses, and all payments made and costs and expenses incurred in connection therewith, or in taking legal advice therefor, will be shared by the Reinsurers. When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurers will cooperate in every respect in such defense. Amounts due the Company hereunder in the settlement of ultimate net loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit Sections of the Exhibits attached hereto.





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374



           EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

         This Agreement will extend to cover any losses arising from claims-related extra contractual obligations and/or excess limits liability:

           A. In the case of the First and Second Layers, provided a cession has been made to this Agreement in respect of the policy under which the extra contractual obligations and/or excess limits liability loss arises;

           B. In the case of the Third and Fourth Layers, provided a cession has been made to the Layer in question in respect of the policy under which the extra contractual obligations and/or excess limits liability loss arises.

         "Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

         "Excess limits liability" as used in this Agreement will mean damages payable in excess of the policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the policy limit, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action. Excess limits liability is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

         There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374


         The date on which any extra contractual obligation and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss (as respects occurrence-basis policies), or the first claim made against the Company's policy (in the case of claims-made-basis policies). Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. In no event will the total liability of the Reinsurers exceed their applicable limit of liability as set forth in the Retention and Limit Sections of the Exhibits attached hereto.


                      ULTIMATE NET LOSS, LOSS EXPENSE AND
                          DECLARATORY JUDGMENT EXPENSE

         "Ultimate net loss" as used in this Agreement will mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including: plaintiff's attorney fees where applicable; interest accrued prior to final judgment if included as part of loss on reinsured policies; 90% of any claims-related extra contractual obligations where applicable and/or 90% of any claims-related excess limits liability where applicable (however, the maximum contribution to ultimate net loss as respects any one extra contractual obligations and/or excess limits liability action will be $2,000,000); and declaratory judgment expense where the Company has not paid or has not become liable to pay any settlement, award, or judgment under its policy. Ultimate net loss will also include any coinsurance retention, deductible, or self-insured retention paid by the insured. Ultimate net loss will not include loss expense. All recoveries and subrogations which are actually recovered, and inuring reinsurance whether recovered or not, will be deducted from the amount of the ultimate net loss. Nothing, however, in this Agreement will be construed as meaning that losses are not recoverable hereunder until the actual loss to the Company has been ascertained.

         "Loss expense" as used in this Agreement will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees. Loss expense will also include declaratory judgment expense incurred by the Company in an action that results in a loss to the Company (however, the maximum contribution to loss expense as respects declaratory judgment expense arising, from any one declaratory judgment action will be $2,000,000). Loss expense where incurred in connection





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374


with claims involving this Agreement will be apportioned between the Company and the Reinsurers in proportion to their respective interests as finally determined.

         "Declaratory judgment expense" as used in this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific policies and claims subject to this Agreement. Declaratory judgment expense will be deemed to have been fully incurred by the Company on the date of the actual or alleged loss under the Company's policy giving rise to the action.

                                  ARBITRATION

         As a condition precedent to any right of action hereunder, any dispute that arises out of or in connection with this Agreement, including its formation or validity, will be submitted for decision to an arbitration panel composed of two arbitrators and an umpire. The arbitration will be conducted under the Federal Arbitration Act and will proceed as set forth below.

         All notices in connection with arbitration will be in writing and sent certified or registered mail, return receipt requested. The term "days" as used herein will mean calendar days. Notice requesting arbitration will reference this Article, will state issues to be resolved in the view of the claimant, and will appoint the arbitrator selected by the claimant. Within 30 days after receipt of such notice, the respondent will notify the claimant of any additional issues to be resolved and of the name of its appointed arbitrator. As time is of the essence, if the respondent fails to appoint its arbitrator within 30 days after receipt of notice requesting arbitration, the claimant is authorized to and will appoint the second arbitrator.

         Unless otherwise mutually agreed, each member of the arbitration panel will be an impartial active or former officer of an insurance or reinsurance company or an Underwriter at Lloyd's of London. Before instituting the hearing the two appointed arbitrators will choose an impartial umpire. If the two arbitrators fail to agree on the appointment of an umpire within 30 days after the appointment of the second arbitrator, within 10 days thereafter the two arbitrators will request the American Arbitration Association ("AAA") to appoint an umpire with the qualifications set forth above in this Article without regard to the AAA's Commercial Arbitration Rules. If the AAA fails to appoint an umpire within 30 days after its receipt of the arbitrators' request, either party may apply to a court of competent jurisdiction to appoint an umpire with the qualifications set forth above in this Article. The umpire will immediately notify each party of his selection. In the event of the resignation or death of any member of the arbitration panel, a replacement will be appointed in the same manner as the resigning or deceased member was appointed.





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FPIC INSURANCE GROUP            HEALTH CARE LIABILITY FACILITY CASUALTY CESSION
                                EXCESS OF LOSS
                                                                        AR 4374




         Within 30 days after notice of appointment of the umpire, the claimant and respondent will each submit an initial brief to the panel. Within 45 days after notice of appointment of the umpire, the panel will meet and determine timely periods for the submission of reply briefs and amended briefs, procedures for discovery, and a scheduled date for the hearing. Arbitration will be held in the city of the Company's home office unless the parties mutually agree to another venue.

         The panel will be relieved of all judicial formality and the umpire will be the final judge of the panel's procedures, the rules of evidence, privilege, and production, and the excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. The panel will be authorized to issue interim orders and awards in the interest of fairness and the prompt and orderly resolution of issues in dispute. To the extent permitted by law, the umpire and the panel will be empowered to issue orders to enforce such decisions. Insofar as the panel looks to substantive law, it will consider the law of the State of Florida.

         The panel will make its award with regard to the terms expressed in this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and practice of the insurance and reinsurance business. The panel will make its award within 30 days after the close of the hearing. Each award by the panel will be in writing and may state factual findings that served as a basis for the award. Each award by the panel will be by a majority of the panel's members and will be final and binding on all parties to the proceeding. Any party may apply to a court of competent jurisdiction for an order confirming the award, and a judgment of that court will thereupon be entered on the award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.

         Each party will bear the expense of the arbitrator appointed on its behalf and all remaining costs of the arbitration will be finally allocated by the panel. Punitive damages will not be awarded; however, the panel may award interest, costs and expenses as it deems appropriate, including but not limited to attorneys' fees, to the extent permitted by law.





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